UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 25, 2016

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

LightPath Technologies, Inc.

Form 8-K

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

LightPath Technologies, Inc. (the “Company”) adjourned its Annual Meeting of Stockholders (the “Meeting”) on January 28, 2016 and reconvened the Meeting on February 25, 2016. A total of 15,261,881 shares of common stock were issued and outstanding as of the record date of the Meeting, December 1, 2015, and a total of 14,385,793 shares were present or represented by proxy and voted at the Meeting, constituting a quorum.  The following proposals were voted on at the Meeting, as described in greater detail in the Company’s Definitive Schedule 14A Proxy Statement filed with the Securities and Exchange Commission on December 18, 2015 (the “Proxy”):

Proposal 1 – Election of Class II directors. The Company’s stockholders duly elected Mr. Khan, Dr. Brueck, and Mr. Faris by at least a plurality of the votes cast, to serve until his successor is elected and qualified or until his earlier resignation or removal. The results of the voting were as follows:

	For	Withheld	Broker Non-Votes
Sohail Khan	13,427,114	125,988	830,666
Dr. Steven Brueck	13,405,396	147,706	830,666
M. Scott Faris	13,425,004	128,098	830,666

Proposal 2 – Approve an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to increase the maximum size of the board of directors from seven to twelve directors. The Company’s stockholders approved the amendment to the Certificate of Incorporation to increase the maximum size of the board of directors from seven to twelve directors. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
13,155,453	379,764	19,910	830,666

 Proposal 3 –Approve an amendment to the Certificate of Incorporation to require the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock entitled to vote generally in the election of directors to increase the size of the board of directors following the Meeting in place of the current requirement of eighty-five percent (85%) of such outstanding shares. The Company’s stockholders approved the amendment to the Certificate of Incorporation to require the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock entitled to vote generally in the election of directors to increase the size of the board of directors following the Meeting in place of the current requirement of eighty-five percent (85%) of such outstanding shares. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
12,985,098	551,793	18,236	860,666

Proposal 4 – Ratification of the Independent Public Accountant. The Company’s stockholders ratified the selection of BDO USA, LLP as the Company’s independent public accountant. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
14,297,831	71,140	16,822	0

ITEM 8.01 OTHER EVENTS.

On February 25, 2016, the Company’s board of directors established a Nominating and Corporate Governance Committee (the “Committee”). In connection with the establishment of the Committee, the board of directors appointed the following three (3) Committee members: Robert Ripp (Chairman), Sohail Khan, and M. Scott Faris. All three Committee members qualify as “independent” pursuant to the rules of The NASDAQ Stock Market, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: February 26, 2016	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, CFO